Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

The undersigned, Stephen I. Sadove, Chief Executive Officer of Saks Incorporated (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011 (the “Report”).

The undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 18, 2011

/S/ STEPHEN I. SADOVE
Stephen I. Sadove
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Saks Incorporated and will be retained by Saks Incorporated and furnished to the Securities and Exchange Commission or its Staff upon request.